UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 14, 2010

Birch Branch, Inc.
(Exact name of registrant as specified in charter)

Colorado	333-126654	84-1124170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 W. Main Street, Suite 200 Littleton, CO 80120
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(303) 794-9450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

On May 14, 2010, Birch Branch, Inc. (the “Company,” “we,” or “us”) entered into a Share Exchange Agreement with the principal shareholders of the Company, Shun Cheng Holdings HongKong Limited, a privately-held company organized under the laws of Hong Kong (“Shun Cheng HK”), and the shareholders of Shun Cheng HK (the “Share Exchange Agreement”).  Pursuant to the terms of the Share Exchange Agreement, we agreed to acquire all of the issued and outstanding shares of Shun Cheng HK from the Shun Cheng HK shareholders in exchange for the issuance by us to the Shun Cheng HK shareholders of an aggregate of 30,233,750 newly-issued shares of our common stock (the “Share Exchange”), which, upon completion of the transactions contemplated by the Share Exchange Agreement, will constitute approximately 95% of our issued and outstanding shares of common stock.  Upon consummation of the Share Exchange, Shun Cheng HK will become a wholly-owned subsidiary of the Company.

Anyang Shuncheng Energy Technology Co., Ltd., a Chinese wholly-foreign owned enterprise subsidiary of Shun Cheng HK (“Anyang WFOE”), is a party to a series of agreements with Henan Shuncheng Group Coal Coke Co., Ltd., a Chinese variable interest entity (“SC Coke”), that produces refined coal and metallurgical coke and coal and coke byproducts in Henan Province in the central region of the People’s Republic of China, and all of the shareholders of SC Coke.  Pursuant to these agreements, Anyang WFOE manages SC Coke’s operations and assets, controls all of SC Coke’s cash flow through an entrusted bank account and is obligated to pay all SC Coke debts to the extent SC Coke is not able to, in exchange for all of SC Coke’s net earnings.  Anyang WFOE also has full control over the operations and the voting securities of SC Coke.

The Share Exchange Agreement contains customary representations, warranties and covenants, and the transactions contemplated by the Share Exchange Agreement are subject to customary closing conditions, including the right of Shun Cheng HK to complete to its satisfaction its due diligence investigation and our satisfaction of our outstanding liabilities and obligations.  The Share Exchange Agreement also provides for certain indemnification obligations.

Pending satisfaction of the closing conditions, the parties expect the closing to occur on or about May 28, 2010.  If the transaction has not closed by June 30, 2010, either we or Shun Cheng HK have the right to terminate the Share Exchange Agreement, so long as such party’s action or failure to act has not been the principal cause for the failure to close.  There can be no assurance that we will complete the Share Exchange as contemplated in the Share Exchange Agreement.

The description of the Share Exchange Agreement above does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Exchange Agreement, which is filed as Exhibit 2.1 to this Report.  The Share Exchange Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company or the other parties thereto.  The Share Exchange Agreement contains customary representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreement.  In addition, the Share Exchange Agreement is modified by the underlying disclosure schedules.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1
Share Exchange Agreement, dated May 14, 2010, by and among Birch Branch, Inc., Timothy Brasel, Brasel Family Partners LTD, LaMirage Trust, Mathis Family Partners, LTD, Lazzeri Family Trust, Hu Qingying, Ong Hock Seng and SCM Capital LLC, Shun Cheng Holdings Limited, Wanjinlin International Investment Group Limited, Jinmao Investment Group Limited, USA Wall Street Capital United Investment Group Limited, Global Chinese Alliance Development Ltd., USA International Finance Consulting Group Ltd., Golden Hill International Investment Group Limited, Fuhai International Investment Group Limited, Renhe International Investment Group Limited, Fuyutai International Investment Group Limited, and Kangchen International Investment Group Limited, and Shun Cheng Holdings HongKong Limited**

99.1	Press release, dated May 18, 2010.

**
The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission (the “SEC”), copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Birch Branch, Inc.

Date:	May 19, 2010	By:	/s/ Timothy Brasel
Timothy Brasel President

Exhibit Index

Exhibit No.	Description

2.1
Share Exchange Agreement, dated May 14, 2010, by and among Birch Branch, Inc., Timothy Brasel, Brasel Family Partners LTD, LaMirage Trust, Mathis Family Partners, LTD, Lazzeri Family Trust, Hu Qingying, Ong Hock Seng and SCM Capital LLC, Shun Cheng Holdings Limited, Wanjinlin International Investment Group Limited, Jinmao Investment Group Limited, USA Wall Street Capital United Investment Group Limited, Global Chinese Alliance Development Ltd., USA International Finance Consulting Group Ltd., Golden Hill International Investment Group Limited, Fuhai International Investment Group Limited, Renhe International Investment Group Limited, Fuyutai International Investment Group Limited, and Kangchen International Investment Group Limited, and Shun Cheng Holdings HongKong Limited**

99.1	Press release, dated May 18, 2010.

**
The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission (the “SEC”), copies of any of the omitted schedules and exhibits upon request by the SEC.